Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated February 28, 2003 accompanying the financial statements of Earth Sciences, Inc. which are also incorporated by reference in the Form S-8 Registration Statement of Earth Sciences, Inc.

/s/  Hein + Associates LLP
HEIN + ASSOCIATES

Denver, Colorado
April 18, 2003